EXHIBIT 10.1

EQUITY TRANSFER AGREEMENT

This Equity Transfer Agreement (the “Agreement”) is entered into by and among the following parties on April 21, 2008:

(1)

Zhuang Weilan (hereinafter referred to as “Transferor”);

(2)

CHINA SAFETECH HOLDINGS LIMITED, a British Virgin Islands corporation, whose address is F13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen (hereinafter referred to as  “Transferee”);

(3)

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., a Delaware corporation, whose address is F13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen (hereinafter referred to as “Party C”);

The Transferor, the Transferee and Party C above shall be individually referred to as a “Party” and collectively referred to as  the “Parties”.

WHEREAS

SHARP EAGLE (HK) LIMITED, a limited liability company legally organized and validly existing under the Company Ordinance of Hong Kong, whose information is listed as Exhibit I (hereinafter referred to as “Sharp Eagle”), and all issued shares of which are beneficially held by the Transferor.

WHEREAS

Sharp Eagle owns all issued and outstanding shares of Beijing Aurine Divine Land Technology Co., Ltd., a wholly foreign owned company legally organized and validly existing under the laws of People’s Republic of China, whose information is listed as Exhibit III (hereinafter referred to as “Aurine Divine”).

WHEREAS

The Transferee desires to purchase from the Transferor and the Transferor desires to transfer to the Transferee 100% issued shares of Sharp Eagle. Upon completion of the transfer under this Agreement, the Transferee shall indirectly and fully acquire 100% shares and control power of Aurine Divine.

NOW, THEREFORE, the Parties hereby agree as follows:

Article 1  Definitions

1.1

Unless otherwise defined in this Agreement, the following terms shall have the meanings indicated as follow:

“Company Ordinance”	means Chapter 32 Company Ordinance of the laws of Hong Kong;

“Shares for Transfer”

means 10,000 common share of Sharp Eagle owned by the Transferor to be transferred from the Transferor to the Transferee under this Agreement, constituting 100% issued and outstanding stock of Sharp Eagle (for details please refer to Exhibit II - Part A);

“Share Transfer”	means 100% issued shares of Sharp Eagle to be transferred from the Transferor to the Transferee under Article 2.1 hereof;

“Total Transfer Price”	means total price paid to the Transferor by the Transferee under Article 3.1 hereof;

“Closing Date”	April 21, 2008;

“Accounts of Sharp Eagle”	means management and financial statements of Sharp Eagle as of March 31, 2008, the copies of which are attached as Exhibit A hereof;

“Aurine Divine Accounts”	means management and financial statements of Aurine Divine as of March 31, 2008, the copies of which are attached as Exhibit B hereof;

“Business Day and Working Hours”	means the days when banks in Hong Kong normally provide general bank services (excluding Saturday, Sunday and other Hong Kong public holidays) and general working hours;

“PRC”	means People’s Republic of China;

“Hong Kong”	means Hong Kong Special Administrative Region of PRC;

“HKD”	means legal currency of Hong Kong;

“USD”	means legal currency of United States;

“RMB”	means legal currency of PRC.

1.2

In this Agreement:

(i)

Any rule or law involved herein shall include any and all amendments, supplements or reenactments hereof from time to time;

(ii)

Words and terms contained in Companies Ordinance shall be interpreted according to definitions stipulated in Companies Ordinance except as otherwise defined or stated in this Agreement, however, any amendment or change to Companies Ordinance shall be excluded which is not enforced before or on the date to execute this Agreement.

(iii)

Single word also includes plural meaning; word referred to any gender also includes the other gender and neuter, word referred to person also includes groups (legal person or non-legal person) and (under every circumstance), vice versa;

(iv)

Hereabove mentioned the parties, descriptions, exhibits, appendices and terms and conditions shall be respectively referred to the parties, descriptions, exhibits, appendices and terms and conditions hereof; and

(v)

The headings and table of contents in this Agreement are provided for reference only and will not affect its construction or interpretation.

Article 2  Share Transfer

2.1

As per stipulations in this Agreement, the Transferor, as the owner of all issued and outstanding shares of Sharp Eagle, shall transfer such Shares for Transfer to the Transferee. After such transfer, the Transferee will own 100% issued and outstanding shares of Sharp Eagle.

2.2

Upon the completion of transaction hereunder, Shares for Transfer shall not be attached with any mortgage, lien or property encumbrances of any form, and Shares for Transfer shall be transferred with all rights attached or accumulated thereto, including all dividends, profits, the investment in Aurine Divine by Sharp Eagle and relevant benefits accumulated and distributed from the Closing Date.

Article 3 Transfer Price

3.1

Transfer Price

The Transferor and the Transferee hereby agree that the Transferor shall transfer to the Transferee the Shares for Transfer. In return, the Transferee shall pay to the Transferor Total Transfer Price of RMB39,110,071, consisting of RMB 12,500,000 in cash and shares of Party C which are listed on New York Stock Exchange with a value of RMB 26,610,071.

3.2

Method of Payment

3.2.1

The Transferee shall pay the Total Transfer Price to the Transferor as follows:

(1)

The Transferee has paid to the Transferor RMB12,500,000 before the Closing Date. The cash portion of the transfer price has been fully paid off.

(2)

The Transferee (through its parent company, Party C) shall issue restricted shares with a value of RMB26,610,071 to the Transferor or its designees within ninety days after the execution of this Agreement, and the share value shall be calculated based on the average closing price of twenty trading days before the execution date of this Agreement (USD18.374/share), which means that the Transferee shall issue 206,661 shares to the Transferor.  If the shares are issued to Fang Li, Liu Qing, Li Yanzhen, and the directors and general manager of Aurine Divine, the lock-up period for sales of such shares is two years after the execution date of this Agreement.  The Transferor shall pledge certain shares to the Transferee as provided under Article 5.2 and Article 5.3 hereof.

Article 4  Closing

4.1

The Share Transfer shall be completed on the Closing Date at the place stipulated by both parties in accordance with Exhibit V.

i.1

Terms and conditions to be performed hereof shall remain in force after the Closing Date.

4.3

From the Closing Date, debts and credits and all risks of Sharp Eagle and Aurine Divine shall be promptly borne by the Transferee (except otherwise undertaken by the Transferor in Exhibit IV).

4.4

From the Closing Date, the Transferee shall have the right to consolidate profits of Sharp Eagle and Aurine Divine with the Transferee group. At the meantime, the Transferee shall have the right to appoint manager or financial person, or authorize to appoint existing personnel of Sharp Eagle and Aurine Divine to take charge of management and operation of Sharp Eagle and Aurine Divine as well as all files, materials, financial documents and so on.  The Transferor shall not enjoy any right and/or interest as shareholder of Sharp Eagle and Aurine Divine from the Closing Date because of such Share Transfer, provided that all relevant obligations shall be borne by the Transferor under law and this Agreement.

Article 5  Representations, Warrants, and Covenants of the Transferor

5.1

In addition to the information disclosed in this Agreement, the Transferor shall warrant, represent and covenant to the Transferee under terms and conditions stipulated in Exhibit IV, which also constitute the base for the Transferee to accept such Shares for Transfer.

5.2

The Transferor covenants that Sharp Eagle and Aurine Divine’s after-tax profits for fiscal year 2007 as audited by US Auditors shall reach RMB3,500,000.  If Sharp Eagle and Aurine Divine’s after-tax profit for fiscal year 2007 is no less than RMB3,500,000, the Transferee shall release 51,666 shares of the pledged shares to the Transferor.  The Transferor covenants that the Sharp Eagle and Aurine Divine’s after-tax profit for fiscal year 2008 as audited by US Auditors shall reach RMB4,500,000.  If Sharp Eagle and Aurine Divine’s after-tax profit for fiscal year 2008 is no less than RMB4,500,000, the Transferee shall release 51,665 shares of the pledged shares to the Transferor.

Article 6  Warrants, Representations and Covenants of the Transferee and Party C

6.1

The Transferee covenants to keep the organization structure of Sharp Eagle and Aurine Divine after the Share Transfer, expand its brand influence, and fully support business development of Sharp Eagle and Aurine Divine.  The Transferee shall also provide financial support as required by business.

6.2

The Transferee undertakes that existing employees of Sharp Eagle and Aurine Divine shall remain employed given that they are willing to stay and their stay will not impede development of companies after Share Transfer; arrangement of senior management and technical staff and the operation rights and benefits of such persons shall be governed by separate agreements to be entered  after the Share Transfer. In addition, the Transferee covenants that benefits of such persons shall not be lower than their previous benefits.

6.3

The Transferee shall provide appropriate operation funds to Sharp Eagle and Aurine Divine in order to support the Transferor to reach its after-tax profit targets for 2007 and 2008, dates and amounts of such fund support shall be otherwise stipulated.

6.4

Party C shall file relevant reports with the U.S. Securities and Exchange Committee (“SEC”) according to the applicable laws and issue shares to the Transferor under Article 3.2.1(2) hereof after the execution of this Agreement.

Article 7 Governing Law

This Agreement shall be governed and construed by rules and laws of Hong Kong.

Article 8  Settlement of Disputes and Agent of  Receiving Legal Procedure Documents

8.1

Any dispute arising out of or relating to this Agreement, shall be settled by friendly negotiation and discussion. If no agreement is reached through friendly negotiation and discussion, such dispute shall be finally arbitrated by Hong Kong International Arbitration Center(HKIAC) in accordance with HKIAC Arbitration Rules then in effect. Unless otherwise provided in the arbitration rules of HKIAC then in effect, the arbitration shall be the sole and exclusive method and procedure of any dispute arising out of or relating to this Agreement.

8.2

The Parties to this Agreement agree that unless not permitted by the applicable laws and rules, the arbitration terms hereto shall be interpreted as and constitute the currently effective arbitration agreement in writing with legal effect, and shall be granted with such effect.  The Parties to this Agreement hereby expressly waive any right of possibly requested local administrative, judicial or alternative dispute settlement methods, as the conditions of any settlement procedure which arising our of this Agreement.

8.3

The Parties to this Agreement expressly represent that the award made according to Article 8 hereof shall be final award binding upon the Parties.  In addition, the Parties to this Agreement hereby waive the right to appeal the award made according to Article 8 hereof.  The Article 8 shall constitute the most comprehensive exclusive agreement to the extent permitted by the applicable laws.

8.4

(1)

The Transferee irrevocably entrusts BOYU ENTERPRISE CONSULTING CO., LIMITED, whose address is Unit B1, 9/F, Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong (“Agent”), to receive legal procedure documents and to be on behalf of the Transferee to receive claims arising out of or relevant to the Agreement or the legal procedures in Hong Kong (including but not limited to, claims for reimbursement, summons, arbitration application and arbitration award) (“Legal Procedure Documents”).

(2)

Transferee undertakes to consecutively entrust the Agent as the agent of receiving Legal Procedure Documents, in order to on behalf of the Transferee receive Legal Procedure Documents in Hong Kong and immediately notify the Transferor in writing if the Agent or its address is modified.

(3)

The Transferee agrees and confirms that Legal Procedure Documents which have been sent to its Agent shall be deemed as having been sent to any Transferee.

Article 9  Liabilities for Breach of Contract

9.1

If any statement or warrants made by any Party in this Agreement is untrue or false, it shall be deemed as breach of contract by the Party.

9.2

Any Party to this Agreement changes minds on purpose and cause the failure of the share transfer, it shall be deemed as breach of contract by the Party.

9.3

The breaching party shall, in addition to performance of other obligations under this Agreement, compensate the observant party all losses, damages, expenses suffered by the observant party due to breach of contract caused by breaching party.

9.4

If the Transferor changes minds on purpose and cause that the shares can not be transferred to the Transferee or the shares is forfeited after transfer, the Transferee shall have the right to terminate the Agreement, and The Transferor shall return the share transfer price or the shares and assume liabilities under Article 9.3 of this Agreement.

Article 10  Force Majeure and Change of Circumstances

10.1

If any Party to this Agreement can not perform any part or all of the terms hereto directly or indirectly because of events such as fire, flood, earthquake or other unforeseeable, unavoidable and/or uncontrollable events, the Party shall be exempted from liabilities to the extent as affected by force majeure.

10.2

If any Party or Parties lose(s) its/their interests under this Agreement because of legislation, or administration order or specific administration act of government, any Party shall have the right to terminate this Agreement and to restore to the conditions before the execution of this Agreement.

10.3

Any Party affected by force majeure shall deliver the other Party the written notice regarding the occurrence of force majeure within 12 days after the occurrence of the force majeure event.

10.4

After the occurrence of force majeure event, the Parties to this Agreement shall immediately consultant and decide whether to delay the performance of this Agreement to a day in the future agreed by the Parties or to terminate this Agreement.

10.5

If any Party delays or unable to perform all or part of the terms of this Agreement for more than 30 days as a result of force majeure, the other Party shall have the right to rescind this Agreement, and the Parties shall take all necessary actions to restore the rights and obligations of all parties to their respective original positions.

Article 11  Miscellaneous

11.1

This Agreement and its involved relevant documents constitute the full understanding of the Parties regarding the share transfer, and replace any previous intention, expression and understanding of the Parties.

11.2

If any term of this Agreement is regarded as illegal, invalid or unenforceable at any time, the validity, effectiveness and enforceability of other terms of this Agreement shall not affected or impaired in any way and shall remain the full validity.

11.3

This Agreement shall bind the Parties and their respective successors and assignees. The interests of this Agreement shall be assigned to the Parties hereto and their respective successors and assignees. Without the permission of the Parties in writing, any Party shall not amend, modify or revise this Agreement.

11.4

This Agreement shall be effective upon signing.

11.5

Without the permission of the Parties in writing (the relevant permission shall not be withheld without reasonable reasons), the Parties hereto shall not transfer any rights or obligations under this Agreement.

11.6

The Parties agree to bear all the cost and expense in respect of the negotiation, preparation, execution and performance of the Agreement and the taxes arising from the transfer of Shares for Transfer. The stamp tax and all other tax and expenses arising out of the transfer of Shares for Transfer (including but not limited to, arising out of  in China or in any other areas), shall be borne and paid by the Transferor.

11.7

Unless provided and required by laws, regulations, order or judgments by the competent authorities or courts (including, but not limited to, applicable regulation of security exchanges), without the previous permission of the other Party in writing (the relevant permission shall not be withheld without reasonable reasons), any Party shall not make or distribute any related press statement or announcement.

11.8

Without the prior permission of the other Party in writing, any Party shall not disclose the Agreement or any content or material in connection with any transaction of this Agreement, excluding the following disclosure:

(1)

the disclosure is made according to the provisions of applicable laws, regulations and rules (including, but not limited to,  regulations of security exchanges) or requirements of relevant government authorities or supervision authorities, or court orders;

(2)

the disclosure is made to Sharp Eagle, Aurine Divine, or its higher competent authorities or approval and examination authorities, or to contacted bank or professional consultant of the disclosing Party;

(3)

the disclosure is made by the Transferor to the company of its company group or senior management thereof.

11.9

If any term of this Agreement is or becomes illegal, invalid or unenforceable at any time in any respect, other terms of this Agreement shall not be affected or impaired.

11.10

Any notice required to be sent under this Agreement shall be sent in writing. The notice shall be delivered to the following address or fax number or other address or fax number that the recipient designates according to this Agreement:

(1)

The Transferor:

ZHUANG Weilan

Address:

Unit B1, 9/F., Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong

(2)

The Transferee：    CHINA SAFETECH HOLDINGS LIMITED

Address：Floor 13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen

(3)

Party C:

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Address：Floor 13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen

11.11

Any notice can be sent by mail with postage pre-paid, personal delivery, courier with good reputation or by facsimile, and shall be deemed as delivered at the following time:

(1)

two days (seven days if sending by airmail with postage prepaid) after post (the date of postmark is the posting date) for those sent by mail with postage prepaid;

(2)

the next business day for those sent by fax;

(3)

the receiving time for those sent by courier or personal delivery.

Any notice to the Transferee, when properly delivered to any Transferee, shall be regarded as delivered to the other Transferee.

11.12

This Agreement shall be written in Chinese in three copies with each Party holding one copy.

IN WITNESS WHEREOF, this Agreement has been executed by the  Parties on the date first above written and the Parties confirm that the Parties have carefully reviewed and fully understand all the provisions of the Agreement.

The Transferor ZHUANG Weilan
Signature：/s/ ZHUANG Weilan
Place of Signature：Shenzhen

Witness：PENG Yaoguang

The Transferee

TU Guoshen for and on behalf of CHINA SAFETECH HOLDINGS
LIMITED
Signature: /s/ Tu Guoshen Place of Signature：Shenzhen
Witness：LUO Ganqi Party C To execute, chop and deliver TU Guoshen for and on behalf of CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Place of Signature：Shenzhen Signature: /s/ LUO Ganqi Witness：LUO Ganqi